UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2007

MRU HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33073	33-0954381
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1114 Avenue of the Americas, 30th Floor
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(212) 398-1780
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 26, 2007, MRU Holdings, Inc. (the “Company”) announced the pricing of a securitization involving the purchase of direct-to-consumer private student loans by MRU Student Loan Trust 2007-A (the “Trust”) and the related issuance of student loan asset-backed notes by the Trust to qualified institutional investors. The Trust expects to issue approximately $200 million in principal amount of asset-backed securities on or about June 28, 2007.

A copy of the press release announcing the pricing of the securitization is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Exhibits

(d) Exhibits

Exhibit No.	Exhibit
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this current report to be signed on its behalf by the undersigned, thereunto duly authorized.

MRU HOLDINGS, INC.

By:	/s/ Edwin J. McGuinn, Jr.
Name: Edwin J. McGuinn, Jr. Title: Chief Executive Officer Date: June 26, 2007

Exhibit Index

Exhibit No.	Exhibit
99.1	Press Release